Exhibit 3.1
CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK OF
LUCID GROUP, INC.
(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)
Lucid Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) (the “Board”) as required by Section 151 of the General Corporation Law of the State of Delaware (the “General Corporation Law”):
NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby stated and fixed the number of shares constituting such series and the designation of such series and the powers, preferences and relative, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of such series as follows:
1.    Designation. There shall be a series of Preferred Stock that shall be designated as “Series B Convertible Preferred Stock”, par value $0.0001 per share (the “Series B Convertible Preferred Stock”), and the initial number of shares constituting such series (“Shares” and each a “Share”) shall be 75,000. The rights, preferences, powers, restrictions and limitations of the Series B Convertible Preferred Stock shall be as set forth herein. The Series B Convertible Preferred Stock shall be issued in book-entry form on the Corporation’s share ledger, subject to the rights of holders to receive certificated Shares under the General Corporation Law.
2.    Defined Terms. For purposes hereof, the following terms shall have the following meanings:
“Accrued Value” means, with respect to any Share, on any date, the sum of (a) the Initial Value plus (b) all Compounded Returns on such Share as of such date and plus (c) in the case of the determination of the Accrued Value for purposes of calculating the Minimum Consideration, the Fundamental Change Repurchase Price, the Redemption Price, the Liquidation Preference or the amount due upon conversion of any Share of Series B Convertible Preferred Stock pursuant to a Mandatory Conversion or upon conversion pursuant to Section 7.1, accrued Dividends from the last Dividend Payment Date to, and including, the Relevant Date, the Fundamental Change Repurchase Date, the Mandatory Conversion Time, the Redemption Date, the Conversion Date or the date of Liquidation, as the case may be.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, that, for purposes of this Certificate of Designations only, the Corporation shall not be deemed an Affiliate of the PIF Investor or any of the PIF Investor’s Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, no governmental entity (other than a commercial entity acting in a commercial capacity) and no sovereign or political subdivision of The Kingdom of Saudi Arabia shall be considered an Affiliate of the PIF Investor.
“Annual Dividend Rate” means 9% per annum, subject to increase pursuant to Section 11.
“Beneficial Owner” has the meaning set forth in Section 7.4(a).

“Beneficial Ownership Limitation” means, at any time, (a) 9.9% of the total shares of Common Stock outstanding at such time with respect to any Other Investor and (b) infinity with respect to the PIF Investor; provided that, notwithstanding the foregoing, any Holder shall have the right to increase or decrease the Beneficial Ownership Limitation with respect to itself to any other number, with any increase to be effective only upon such Holder providing the Corporation with prior written notice of such increase, which shall be effective sixty-one (61) days after delivery of such notice to the Corporation.
“Board” has the meaning set forth in the Recitals.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that, for the avoidance of doubt, Convertible Indebtedness shall not constitute “Capital Stock”.
“Cash Dividend Securities” means, collectively, each class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which provide for cash dividends, whether or not such class or series are Dividend Junior Securities, Dividend Parity Securities or Dividend Senior Securities; provided that Cash Dividend Securities shall not include the Common Stock.
“Certificate of Designations” means this Certificate of Designations of the Series B Convertible Preferred Stock of the Corporation.
“Certificate of Incorporation” has the meaning set forth in the Recitals.
“Closing Price” of the Common Stock (or other securities) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other securities) is traded. If the Common Stock (or other securities) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Price” shall be the last quoted bid price for the Common Stock (or other securities) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or other securities) is not so quoted, the “Closing Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock (or other securities) on the relevant date from a nationally recognized “bulge-bracket” independent investment banking firm selected by the Corporation for this purpose.
“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Corporation, subject to Section 7.7(f).
“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion, Fundamental Change Repurchase Offer or Optional Redemption, as the case may be, if:

(a)    either (i) each share of Common Stock to be issued upon such Mandatory Conversion, Fundamental Change Repurchase Offer or Optional Redemption of any share of Series B Convertible Preferred Stock would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Series B Convertible Preferred Stock (assuming for purposes of this definition that such Holder is not an Affiliate of the Corporation and has not been an Affiliate of the Corporation in the immediately preceding three months) pursuant to Rule 144, without any requirements as to volume, manner of sale, or notice, and the current public information requirements of Rule 144(c) and Rule 144(i)(2) are satisfied as of the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder and such requirements are reasonably expected by the Corporation to be satisfied continuously during the period from, and including, the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; or (ii) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice, Fundamental Change Notice or Redemption Notice is sent to such Holder to, and including, the thirtieth (30th) calendar day after the date such share of Common Stock is issued; provided that each Holder will supply all information reasonably requested by the Corporation for inclusion, and required to be included, in any registration statement, prospectus or prospectus supplement related to the resale of the Common Stock issuable upon conversion of the Series B Convertible Preferred Stock pursuant to this clause (a)(ii); provided further that if a Holder fails to provide such information to the Corporation within fifteen (15) calendar days following any such request, then this clause (a)(ii) will automatically be deemed to be satisfied with respect to such Holder; and
(b)    each share of Common Stock referred to in clause (a) above, when sold or otherwise transferred pursuant to Rule 144 or the registration statement referred to in such clause, as applicable will, when issued, be listed and admitted for trading on any of, the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors).
“Compounded Returns” has the meaning set forth in Section 4.2.
“Conversion Date” has the meaning set forth in Section 7.3(a).
“Conversion Price” has the meaning set forth in Section 7.1.
“Conversion Rights” has the meaning set forth in Section 7.
“Conversion Share Cap” means the number of shares of Common Stock equal to (i) 19.99% of the total number of shares of Common Stock outstanding as of the Issue Date, divided by (ii) 75,000 (such number of shares subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Stock).
“Conversion Shares” means the shares of Common Stock then issuable upon conversion of the Series B Convertible Preferred Stock in accordance with the terms of Section 7.
“Convertible Indebtedness” means the Corporation’s 1.25% Convertible Senior Notes due 2026 and any other debt securities convertible into, or exchangeable for, Capital Stock of the Corporation.
“Corporation” has the meaning set forth in the Preamble.
“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LCID <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent “bulge-bracket” investment banking firm retained for this purpose by the Corporation). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Distributed Property” has the meaning set forth in Section 7.7(c).

“Dividend Junior Securities” means, collectively, the Common Stock and each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Convertible Preferred Stock as to dividend rights.
“Dividend Parity Securities” means the Series A convertible preferred shares, par value $0.0001, and any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks pari passu with the Series B Convertible Preferred Stock as to dividend rights, and includes the Series B Convertible Preferred Stock authorized and created in compliance with the terms of this Certificate of Designations.
“Dividend Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2024; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on the Series B Convertible Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day (without any interest, and with any additional accumulated dividends in connection with such additional Business Day(s) being recognized in the Dividend Period commencing on such Dividend Payment Date).
“Dividend Payment Record Date” shall mean March 15, June 15, September 15 and December 15 of each year; provided that if any such Dividend Payment Record Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Record Date shall instead be the immediately succeeding Business Day.
“Dividend Period” shall mean the period commencing on and including a Dividend Payment Date (or, in the case of the initial Dividend Period, the Initial Issue Date) and shall end on and include the day immediately preceding the next Dividend Payment Date.
“Dividend Senior Securities” means any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks senior to the Series B Convertible Preferred Stock or otherwise has preference or priority over the Series B Convertible Preferred Stock as to dividend rights.
“DTC” has the meaning set forth in Section 73(a).
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 9, 2022, by and among the Corporation, as the Borrower Representative, the other Borrowers party thereto from time to time, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent, as amended, amended and restated, modified or waived from time to time.
“Family Member” means with respect to any natural person, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such natural person. For purposes of this definition, lineal descendants include adopted persons, but only if such adopted persons were adopted while a minor.

“Fundamental Change” shall be deemed to have occurred at the time after the Series B Convertible Preferred Stock is originally issued if any of the following occurs:
(a)    a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than (w) the Corporation, (x) its Wholly Owned Subsidiaries, (y) their respective employee benefit plans or (z) any Permitted Party, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Corporation’s then-outstanding Common Stock;
(b)    the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one of the Corporation’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Corporation’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)    the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation; or
(d)    the Common Stock (or other common stock underlying the Series B Convertible Preferred Stock) ceases to be listed or quoted on any of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors);
provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters’ rights), in connection with such transaction or event, consists of shares of Common Equity listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Reorganization Event whose Reference Property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act. If any transaction in which the Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of the Fundamental Change Repurchase Date designated by the Corporation, references to the Corporation in this definition shall instead be references to such other entity.
“Fundamental Change Notice” has the meaning set forth in Section 9.2(a).
“Fundamental Change Repurchase Date” has the meaning set forth in Section 9.2(b).
“Fundamental Change Repurchase Offer” has the meaning set forth in Section 9.1.
“Fundamental Change Repurchase Price” has the meaning set forth in Section 9.1.

“General Corporation Law” has the meaning set forth in the Preamble.
“Global Preferred Shares” has the meaning set forth in Section 16.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. For the avoidance of doubt, the PIF Investor shall not be deemed a Governmental Authority for purposes of this Certificate of Designations.
“Holder” means a holder of outstanding shares of Series B Convertible Preferred Stock.
“Initial Issue Date” means August 16, 2024.
“Initial Value” means $10,000.00 per Share.
“Issue Date” means, with respect to each Share, the date on which such Share was originally issued.
“Laws” means all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations that have the force of law, Permits, decrees, or other similar requirements enacted, adopted, promulgated, or applied by any Governmental Authority.
“Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
“Liquidation Junior Securities” means, collectively, the Common Stock and each other class or series of Capital Stock of the Corporation now existing or hereafter authorized, classified, reclassified or otherwise created, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Convertible Preferred Stock as to rights on the distribution of assets on any Liquidation or redemption.
“Liquidation Parity Securities” means the Series A convertible preferred shares, par value $0.0001, and any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks pari passu with the Series B Convertible Preferred Stock as to rights on the distribution of assets upon Liquidation or redemption, and includes the Series B Convertible Preferred Stock authorized and created in compliance with the terms of this Certificate of Designations.
“Liquidation Preference” has the meaning set forth in Section 5.1.
“Liquidation Senior Securities” means any class or series of Capital Stock of the Corporation hereafter authorized, classified, reclassified or otherwise created in compliance with the terms of this Certificate of Designations the terms of which expressly provide that such class or series ranks senior to the Series B Convertible Preferred Stock or otherwise has preference or priority over the Series B Convertible Preferred Stock as to rights on the distribution of assets on any Liquidation or redemption.
“Listing Rules” means the rules of the Nasdaq Stock Market LLC.
“Mandatory Conversion” has the meaning set forth in Section 8.1.
“Mandatory Conversion Notice” has the meaning set forth in Section 8.2.
“Mandatory Conversion Right” has the meaning set forth in Section 8.1.
“Mandatory Conversion Time” has the meaning set forth in Section 8.2.
“Market Disruption Event” means, for the purposes of determining Daily VWAPs (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Minimum Consideration” means, in respect of a Mandatory Conversion, an Optional Redemption, a Fundamental Change or a Liquidation, an amount per Share of Series B Convertible Preferred Stock determined as of the Relevant Date for such event equal to (i) the Accrued Value per Share as of such date multiplied by (ii) the “Relevant Percentage” determined by reference to the table below:

Time Since Initial Issue Date as of Relevant Date	Relevant Percentage:
0 months	100.0%
12 months	108.5%
24 months	117.7%
36 months	127.7%
48 months	138.6%
60 months	150.4%
72 months	163.2%
84 months	177.0%
96 months	192.1%
108 months	208.4%
If the date of determination falls in between two time periods referenced in the chart above, the Relevant Percentage shall be determined by the Corporation in good faith and a commercially reasonable manner by an interpolation between the Relevant Percentages set forth for the earlier and later dates of determination.
If the date of determination falls after the final date listed in the chart above, the Relevant Percentage shall be determined by the Corporation in good faith and a commercially reasonable manner by applying to the relevant Accrued Value the implied annualized growth rate based on the chart above (giving effect to compounding on an annual basis) by reference to the time since issuance as of the applicable date of determination.
“Minimum Price” means $3.120, calculated in accordance with Rule 5635(d) of the Listing Rules. The Minimum Price shall be adjusted in a manner proportional to adjustments to the Conversion Price pursuant to Section 7.7(a) and in compliance with Rule 5635(d) of the Listing Rules.
“Note Hedge Option” means any hedging agreement (including, but not limited to, any bond hedge transaction, call option transaction, or capped call transaction), whether settled in cash or Capital Stock of the Corporation, that is entered into in connection with any Convertible Indebtedness, the purpose of which is to reduce potential dilution to the Corporation’s Capital Stock and/or offset the Corporation’s obligation to make certain cash payments upon conversion or exchange of such Convertible Indebtedness.
“Notice of Conversion” has the meaning set forth in Section 7.3(a).
“Optional Redemption” has the meaning set forth in Section 10.1.
“Other Investor” means any investor, apart from the PIF Investor or any of the PIF Investor’s Affiliates, that is the beneficial holder of Series B Convertible Preferred Stock.
“Participating Dividend” has the meaning set forth in Section 7.7(h).
“Permits” means all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities.

“Permitted Party” means the PIF Investor, the Public Investment Fund or any of their respective Affiliates. If any such Permitted Party is a natural person, “Permitted Party” shall include: (i) a “Permitted Trust” (as defined in this Section 2) of such person that is solely for the benefit of (1) such person; (2) one or more Family Members of such person; or (3) any other Permitted Party that is an Affiliate of such person; or (ii) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such person; (2) one or more Family Members of such person; or (3) any other Permitted Party that is an Affiliate of such person.
“Permitted Trust” of a person means a bona fide trust where each trustee is (i) such person; (ii) a Family Member of such person; or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, acting in such capacity.
“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.
“PIF Investor” means Ayar Third Investment Company, a single shareholder limited liability company organized under the laws of the Kingdom of Saudi Arabia.
“Preferred Stock” has the meaning set forth in the Recitals.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, by statute, by contract or otherwise).
“Redemption Date” has the meaning set forth in Section 10.2(a).
“Redemption Notice” has the meaning set forth in Section 10.2(a).
“Redemption Price” has the meaning set forth in Section 10.1.
“Reference Property” has the meaning set forth in Section 7.7(f).
“Register” means the securities register maintained in respect of the Series B Convertible Preferred Stock by the Corporation, or, to the extent the Corporation has engaged a transfer agent, the Transfer Agent.
“Relevant Date” means, as the case may be, the date of the Mandatory Conversion Notice, in the case of a Mandatory Conversion Time, the Fundamental Change Repurchase Date, in the case of a Fundamental Change Repurchase Date, the date of a Redemption Notice in the case of a Redemption Date or date of Liquidation, in the case of a Liquidation.
“Relevant Price” means, with respect to a Mandatory Conversion Time, Fundamental Change Repurchase Date or Redemption Date, the arithmetic average of the Daily VWAPs of the Common Stock (or other securities for which the Relevant Price is to be determined) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Relevant Date for such event; provided that in the case of an Optional Redemption, the word “five” above shall be replaced by “twenty (20)”.
“Reorganization Event” has the meaning set forth in Section 7.7(f).
“Required Holders” means, as of any date of determination, the Holders of a majority of the issued and then-outstanding shares of Series B Convertible Preferred Stock.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Rule 5635(d) of the Listing Rules.
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series B Convertible Preferred Stock” has the meaning set forth in Section 1.
“Share Delivery Date” has the meaning set forth in Section 7.3(a).
“Shares” and “Share” have the meaning set forth in Section 1.
“Spin-Off” has the meaning set forth in Section 7.7(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Closing Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further, that for purposes of determining Daily VWAPs only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
“Transfer Agent” means such agent or agents of the Corporation as may be designated by the Board or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series B Convertible Preferred Stock or, if the Corporation is serving as its own transfer agent, the Corporation.
“Trigger Event” has the meaning set forth in Section 7.7(c).
“Valuation Period” has the meaning set forth in Section 7.7(c).

“Voting Cap” means a number of votes per Share (subject to adjustment for any share split or share dividend) equal to the quotient of the Initial Value and the Minimum Price, rounded to the nearest ten-thousandth, with any one-hundred thousandths rounded downward.
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
3.    Rank. All shares of the Series B Convertible Preferred Stock shall rank (a) senior to (i) Dividend Junior Securities with respect to the payment of dividends; and (ii) Liquidation Junior Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Securities with respect to the payment of dividends; and (ii) Liquidation Parity Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Securities with respect to the payment of dividends; and (ii) Liquidation Senior Securities with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up.
4.    Dividends.
4.1    Dividend Rate on Series B Convertible Preferred Stock. For each share of Series B Convertible Preferred Stock, from the Issue Date with respect to such share, cumulative dividends shall accrue on the Accrued Value of each share of Series B Convertible Preferred Stock at the Annual Dividend Rate, as determined and paid in the manner described in this Section 4.1 and Section 4.2. Dividends on each share of Series B Convertible Preferred Stock shall accrue daily from and after the applicable Issue Date of such share but shall compound on a quarterly basis, to the extent not paid, on each Dividend Payment Date (i.e., no dividends shall accrue on unpaid dividends unless and until the first Dividend Payment Date for such unpaid dividends has passed), whether or not earned or declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends. Dividends that are payable on the Series B Convertible Preferred Stock on any Dividend Payment Date shall be payable to Holders as they appear on the Register on the applicable Dividend Payment Record Date.
Dividends on the Series B Convertible Preferred Stock in respect of any Dividend Period shall be payable in arrears and shall be computed on the basis of a 360-day year consisting of twelve (12) 30-day months.
4.2    Payment of Dividends. With respect to any Dividend Payment Date, to the extent permitted by applicable law, dividends shall be reflected in the form of an increase to the Accrued Value of each Share (“Compounded Returns”). Dividends for the applicable Dividend Period shall accumulate on the Accrued Value as of the most recent Dividend Payment Date at the Annual Dividend Rate whether or not declared, and whether or not there are funds legally available for the payment or declaration of dividends.
4.3    Reserved.
4.4    No Other Dividends. Shares of Series B Convertible Preferred Stock shall entitle the Holders thereof only to the dividends expressly provided for herein unless otherwise declared by the Board.

4.5    Junior and Parity Securities. So long as any share of the Series B Convertible Preferred Stock remains outstanding, no Dividend Parity Securities, Liquidation Parity Securities, Dividend Junior Securities or Liquidation Junior Securities shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless all accumulated and unpaid dividends on the shares of Series B Convertible Preferred Stock for all preceding Dividend Periods have been declared or accrued upon all outstanding shares of Series B Convertible Preferred Stock, provided that the preceding does not apply to purchases pursuant to (v) an exchange for or conversion or reclassification into other securities that are not Dividend Senior Securities, Liquidation Senior Securities, Dividend Parity Securities, Liquidation Parity Securities and/or Cash Dividend Securities, (w) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation in the ordinary course of business, (x) the entry into, settlement or termination of any Note Hedge Option, or (y) purchases of fractional interests in shares of Capital Stock upon conversion or exchange of securities that are not Dividend Senior Securities or Liquidation Senior Securities. When dividends on shares of Series B Convertible Preferred Stock have not been paid in full or accrued on any Dividend Payment Date, (x) no dividends may be declared or paid on any Dividend Parity Securities unless dividends are declared on the Series B Convertible Preferred Stock such that the respective amounts of such dividends declared on the Series B Convertible Preferred Stock and each such other class or series of Dividend Parity Securities shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Series B Convertible Preferred Stock and such class or series of Dividend Parity Securities (subject to their having been declared by the Board out of legally available funds) bear to each other, in proportion to their respective liquidation preferences at the time of declaration (provided that any unpaid dividends on the Series B Convertible Preferred Stock will continue to accrue and accumulate) and (y) no dividends may be declared or paid on any Dividend Junior Securities.
5.    Liquidation.
5.1    Liquidation. Upon any Liquidation, each Holder shall be entitled to receive, with respect to each share of then-outstanding Series B Convertible Preferred Stock by reason of such Holder’s ownership thereof, out of the assets of the Corporation available for distribution to its stockholders, pari passu with the holders of any Liquidation Parity Securities, but before any distribution or payment out of the assets of the Corporation shall be made to the holders of Liquidation Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of (a) the Minimum Consideration and (b) the amount that such Holder would have received with respect to such share of Series B Convertible Preferred Stock based on its Accrued Value if all shares of Series B Convertible Preferred Stock had been converted at their Accrued Value (regardless of whether they were actually converted and without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting such conversion) into shares of Common Stock on the Business Day immediately prior to the Liquidation (the greater of (a) and (b), the “Liquidation Preference”).
5.2    Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a Liquidation, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Corporation into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Corporation be deemed to be a Liquidation.
5.3    Insufficient Assets. If upon any Liquidation the remaining assets of the Corporation available for distribution to the Holders and any other Liquidation Parity Securities shall be insufficient to pay the Holders and any other Liquidation Parity Securities the full preferential amount to which they are entitled under Section 5.1, (a) the Holders and any other Liquidation Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective full preferential amounts that would otherwise be payable in respect of the shares of Series B Convertible Preferred Stock and any other Liquidation Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such shares of Series B Convertible Preferred Stock and any other Liquidation Parity Securities were paid in full, and (b) the Corporation shall not make or agree to make, or set aside for the benefit of the holders of Liquidation Junior Securities, any payments to the holders of Liquidation Junior Securities by reason of their ownership thereof.

5.4    Notice Requirement. In the event of any Liquidation, the Corporation shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each Holder written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each Holder of such material change.
5.5    General. In the event of any Liquidation, after the payment to any Holder of the full amount of the Liquidation Preference for each of such Holder’s shares of Series B Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation by reason of its ownership of the Series B Convertible Preferred Stock. The Corporation shall not be required to set aside funds to protect the Liquidation Preference of the Series B Convertible Preferred Stock.
6.    Voting.
6.1    General. Except as otherwise provided herein or by applicable Law or the rules of any stock exchange on which the Corporation’s securities are listed, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation and on which matter holders of the Common Stock shall be entitled to vote, each Holder shall be entitled to the number of votes equal to the number of whole shares of Common Stock (rounded to the nearest whole share) into which the aggregate shares of Series B Convertible Preferred Stock held by such Holder are convertible on the record date for determining stockholders entitled to vote on such matter (as adjusted from time to time after the applicable Issue Date pursuant to Section 7 but without regard to any limitations on convertibility or to whether sufficient shares of Common Stock are available out of the Corporation’s authorized but unissued stock for the purpose of effecting the conversion of the Series B Convertible Preferred Stock). Holders shall be entitled to notice of any meeting of stockholders and, except as otherwise provided herein or otherwise required by Law, to vote together as a single class with the holders of Common Stock and any other class or series of stock entitled to vote thereon. For the avoidance of doubt, the voting power of the Holders of Series B Convertible Preferred Stock is subject to Section 6.2.
6.2    Voting Limitations. Notwithstanding the foregoing, to the extent the quotient of the Accrued Value and the Conversion Price would exceed the Voting Cap, each Share shall be entitled to a number of votes per Share equal to the Voting Cap, with the number of votes per Holder determined as the product (rounded down to the nearest whole Share) of the aggregate number of Shares held by such Holder on the record date for determining stockholders entitled to vote on such matter and the Voting Cap.
6.3    Series B Convertible Preferred Stock Protective Provisions.
(a)    As long as at least 10% of the aggregate number of shares of the Series B Convertible Preferred Stock issued on the Initial Issue Date remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, directly or indirectly (whether by amending the certificate of incorporation of the Corporation (including this Certificate of Designations) or any such Subsidiary, or by reclassification, merger, consolidation, reorganization, recapitalization or otherwise) do any of the following without (in addition to any other vote required by applicable Law or the Certificate of Incorporation) the written consent or affirmative vote of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i)    create or authorize the creation of (including by increasing the authorized amount of) or issue any Liquidation Senior Securities, Dividend Senior Securities, Liquidation Parity Securities, Dividend Parity Securities, Cash Dividend Securities or any securities convertible into or exercisable or exchangeable for any of the foregoing securities;
(ii)    reclassify or modify any existing class or series of equity securities in a manner that would result in such class or series of equity securities being Liquidation Senior Securities or Dividend Senior Securities, Liquidation Parity Securities or Dividend Parity Securities or Cash Dividend Securities;
(iii)    decrease the number of authorized shares of Series B Convertible Preferred Stock (except for such decreases as permitted by Sections 7.3(a) or 8.2 hereunder);
(iv)    alter, change or amend the terms, rights, preferences or privileges of the Series B Convertible Preferred Stock in any manner adverse to Holders; or
(v)    amend, waive, alter or repeal any provision of its certificate of incorporation, bylaws or comparable organizational documents in a manner that would adversely affect the Series B Convertible Preferred Stock or the rights, preferences or privileges of the Series B Convertible Preferred Stock; provided, however, that each of the following will be deemed not to adversely affect the terms, rights, preferences or privileges of the Series B Convertible Preferred Stock and will not require any vote or consent pursuant to Section 6.3(a)(iv) or Section 6.3(a)(v):
(I)    any increase in the number of the authorized but unissued shares of the Corporation’s undesignated preferred stock;
(II)    the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of Capital Stock that is not Dividend Senior Securities, Liquidation Senior Securities, Dividend Parity Securities, Liquidation Parity Securities or Cash Dividend Securities; and
(III)    the application of Section 7.7(f), including the execution and delivery of any supplemental instruments pursuant to Section 7.7(f) solely to give effect to such provision;
provided, further, that, insomuch as they relate to Liquidation Parity Securities, Dividend Parity Securities and Cash Dividend Securities, the restrictions set forth in Sections 6.3(a)(i) and (ii) above shall apply only for so long as the PIF Investor owns at least 50% of the shares of Series B Convertible Preferred Stock issued and outstanding.
(b)    The Corporation agrees it shall comply with the covenants under Section 6.01 of the Existing Credit Agreement or any equivalent provision in any facility incurred by the Corporation to refinance the Existing Credit Agreement (in each case, including any future modifications, amendments or waivers to any such covenant), which agreement shall remain in full force for so long as the PIF Investor owns at least 50% of the shares of Series B Convertible Preferred Stock issued on the Initial Issue Date; provided that this covenant may be waived with the sole consent of the PIF Investor.
6.4    Amendments. Without the consent of the Holders of the Series B Convertible Preferred Stock, the Corporation may amend, alter, supplement, or repeal any terms of our Certificate of Incorporation, bylaws, this Certificate of Designations and any certificate representing the Series B Convertible Preferred Stock for the following purposes: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series B Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights of any Holder of Series B Convertible Preferred Stock in any material respect; or (iii) to make any other change that does not adversely affect the rights of any Holder of our Series B Convertible Preferred Stock (other than any Holder that consents to such change).

7.    Conversion. The Holders shall have conversion rights as follows (the “Conversion Rights”):
7.1    Right to Convert. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the respective Holder, from time to time after the Initial Issue Date, and without the payment of additional consideration by the Holder, (a) at any time that the Closing Price per share of the Common Stock on the Trading Day immediately preceding the date on which the Holder delivers the relevant Notice of Conversion is at least $5.50 (subject to adjustment at the same time and in the same manner as the Conversion Price as provided in Section 7.7), unless the Corporation otherwise consents to such conversion in its sole discretion, or (b) in all events from the date of any Fundamental Change Repurchase Notice or Redemption Notice until 5:00 p.m. New York City time on the Business Day immediately preceding the later of the effective date of any Fundamental Change and the Fundamental Change Repurchase Date or any Redemption Date, as the case may be, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (i) the applicable Accrued Value as of the Conversion Date by (ii) the applicable Conversion Price in effect as of the Conversion Date. The “Conversion Price” shall initially be equal to $4.3799. The rate at which shares of Series B Convertible Preferred Stock may be converted into shares of Common Stock shall be subject to adjustment as provided in this Section 7. In the event any shares of Series B Convertible Preferred Stock are to be repurchased by the Corporation pursuant to Section 9.1 or redeemed by the Corporation pursuant to Section 10.1, the Conversion Rights of the shares designated for repurchase or redemption shall terminate at the close of business on the second Business Day immediately preceding the relevant Fundamental Change Repurchase Date or Redemption Date, unless the applicable Fundamental Change Repurchase Price or Redemption Price is not paid in full on such Fundamental Change Repurchase Date or Redemption Date, as the case may be (including by way of deposit of funds in trust pursuant to Section 9.4 or Section 10.3, as applicable), in which case the Conversion Rights for such shares shall continue until such price is paid in full.
7.2    Fractional Shares. The Corporation shall not issue any fractional shares of Common Stock upon conversion of Series B Convertible Preferred Stock and in the event that any conversion of the shares of Series B Convertible Preferred Stock would result in the issuance of a fractional share, the number of shares of Common Stock issued or issuable to such Holder shall be rounded up to the nearest whole share of Common Stock. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Convertible Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to such Holder upon such conversion.

7.3    Procedures for Conversion; Effect of Conversion.
(a)    Procedures for Holder Conversion. Holders shall effect conversions by providing the Corporation with a written notice of conversion (a “Notice of Conversion”) delivered in accordance with Section 13 on any Business Day (such Business Day, the “Conversion Date”). Each Notice of Conversion shall specify the number of shares of Series B Convertible Preferred Stock to be converted. The shares of Common Stock shall be deemed to have been issued, and the Holder or any other Person so designated to be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the Conversion Date (prior to the close of business on the Conversion Date, the Common Stock issuable upon conversion of Series B Convertible Preferred Stock shall not be outstanding, or deemed to be outstanding, for any purpose and Holders shall have no rights, powers, preferences or privileges with respect to such Common Stock by virtue of holding Series B Convertible Preferred Stock). To effect conversions of shares of Series B Convertible Preferred Stock in certificated form, a Holder shall not be required to surrender the certificate(s) representing the shares of Series B Convertible Preferred Stock to the Corporation unless all of the shares of Series B Convertible Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series B Convertible Preferred Stock promptly following the Conversion Date at issue. Conversions of less than the total amount of shares of Series B Convertible Preferred Stock represented by a certificate held by the Holder will have the effect of lowering the outstanding number of shares of Series B Convertible Preferred Stock held by such Holder by an amount equal to the number of such shares so converted, as if the original stock certificate(s) were cancelled and one or more new stock certificates evidencing the new number of shares of the Series B Convertible Preferred Stock were issued; provided, however, that in such cases the Holder may request that the Corporation deliver to the Holder a certificate representing such non-converted shares of Series B Convertible Preferred Stock; provided, further, that the failure of the Corporation to deliver such new certificate shall not affect the rights of the Holder to submit a further Notice of Conversion with respect to such Series B Convertible Preferred Stock and, in any such case, the Holder shall be deemed to have submitted the original of such new certificate at the time that it submits such further Notice of Conversion. To effect the conversion of shares of any Series B Convertible Preferred Stock, Holders must comply with the applicable procedures established from time to time by the Transfer Agent and, in the case of Global Preferred Shares, The Depository Trust Company (The Depository Trust Company or any successor thereto, “DTC”). Not later than 10:00 am (New York City time) on the second Trading Day after each Conversion Date if shares are to be delivered in book-entry form or within five (5) Business Days otherwise (or, if later, the Trading Day after the Holder has paid in full any applicable transfer taxes and duties) (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered (through the facilities of DTC and the Transfer Agent or in certificated form, as applicable), to the converting Holder the number of shares of Common Stock being acquired upon the conversion of the Series B Convertible Preferred Stock. If, in the case of any Notice of Conversion, such shares of Common Stock are not delivered to the applicable Holder or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation in accordance with Section 13 at any time on or before its receipt of such shares of Common Stock, to rescind such conversion, in which event the Corporation shall promptly return to the Holder any original Series B Convertible Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the shares of Common Stock issued to such Holder pursuant to the rescinded Notice of Conversion.
(b)    All shares of Series B Convertible Preferred Stock which shall have been surrendered for conversion as herein provided (but subject to the last sentence of Section 7.3(a)) shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate at the time of conversion, except only the right of the Holders thereof to receive shares of Common Stock in exchange therefor based on the Accrued Value as of such date as determined in accordance with this Certificate of Designations. Any shares of Series B Convertible Preferred Stock so converted shall be retired and canceled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the Series B Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock.

7.4    Limitation on Conversion Rights.
(a)    Ownership Limitation. Notwithstanding anything to the contrary in this Certificate of Designations, no shares of Common Stock will be issued or delivered upon any proposed conversion, redemption or repurchase of any Series B Convertible Preferred Stock of any Holder thereof, and no Series B Convertible Preferred Stock of any Holder thereof will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would cause such Holder to become, directly or indirectly, a Beneficial Owner of a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For purposes of this Section 7.4 only, a Person shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any shares Common Stock that such Person or any of such person’s affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of this Section 7.4 only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the date hereof; provided that the number of shares of Common Stock beneficially owned by such Person and its affiliates and associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise or conversion of any of the Corporation’s securities or rights to acquire the Common Stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of Common Stock that would be issuable upon (A) conversion of the remaining, unconverted portion of any Series B Convertible Preferred Stock beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Corporation’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates or associates and any other persons whose beneficial ownership would be aggregated with such Person for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 7.4 shall not include (i) with respect to any Global Preferred Share, the nominee of the depositary for such Global Preferred Share or any Person having an account with such depositary or its nominee or (ii) with respect to any certificated Share, the Holder of such certificated Share unless, in each case, such nominee, account holder or Holder shall also be a Beneficial Owner of such Share.
(b)    Conversions Void. Any purported conversion (and delivery of shares of Common Stock upon conversion of the Series B Convertible Preferred Stock) will be void and have no effect to the extent, but only to the extent, that such conversion and delivery would result in any Holder becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limitation. For the avoidance of doubt, a Holder or the Corporation, as the case may be, may effect a conversion up to the Beneficial Ownership Limitation, subject to the other requirements of this Certificate of Designations applicable to such conversion.
(c)    Proceeds on Conversion. Except as otherwise provided herein, if any consideration otherwise due upon the proposed conversion of any shares of Series B Convertible Preferred Stock pursuant to a conversion is not delivered as a result of the Beneficial Ownership Limitation, then the Corporation’s obligation to deliver such consideration will not be extinguished, and the Corporation will deliver such consideration (and the relevant shares of Series B Convertible Preferred Stock shall be deemed converted) in accordance with the provisions under Section 7.3 or Section 8, as the case may be, on or as promptly as practicable after the date sixty-one (61) days after the earlier of (A) the applicable Holder giving notice to the Corporation (i) that after such delivery, the Beneficial Ownership Limitation would not be exceeded or (ii) requesting such delivery, or (B) the 90th day following the proposed Conversion Date. A Holder will provide evidence as soon as reasonably practicable after its Beneficial Ownership is such that additional shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock may be delivered without causing such Holder’s Beneficial Ownership to exceed the Beneficial Ownership Limitation.

(d)    Requisite Stockholder Approval. Notwithstanding anything to the contrary herein, the number of shares of Common Stock deliverable per share of Series B Convertible Preferred Stock upon conversion, redemption or repurchase of the Series B Convertible Preferred Stock shall not exceed the Conversion Share Cap unless the Corporation shall have obtained the Requisite Stockholder Approval.
(e)    [Reserved]
(f)    Effect of Conversion Limitations. For the avoidance of doubt (i) the limitations under this Section 7.4 shall apply in respect of all deliveries of Common Stock hereunder, including optional conversions pursuant to Section 7 hereof, Mandatory Conversions pursuant to Section 8 hereof (including in fulfillment of any additional amount due pursuant to the proviso to Section 8.1), in respect of any portion of the Fundamental Change Repurchase Price due in respect of a Fundamental Change pursuant to Section 9 hereof and in respect of any portion of the Redemption Price due in respect of an Optional Redemption pursuant to Section 10 hereof and (ii) until the Common Stock consideration due upon the optional conversion, Mandatory Conversion, Fundamental Change Repurchase or Optional Redemption of any shares of Series B Convertible Preferred Stock that would have been delivered but for this Section 7.4 is delivered, such Shares shall be deemed not to have been converted, redeemed or repurchased, as the case may be; however, with respect to conversion restricted by Section 7.4(a), dividends shall cease to accumulate thereon on the proposed Conversion Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be, and the consideration ultimately paid out in respect thereof shall not be increased to take into account any dividends on or after the proposed Conversion Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be.
7.5    Reservation of Stock. The Corporation shall, at all times when any shares of Series B Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued shares of Capital Stock, solely for the purpose of issuance upon the conversion of the Series B Convertible Preferred Stock, for each share of then outstanding Series B Convertible Preferred Stock, the number of shares of Common Stock issuable upon the conversion thereof pursuant to Section 7.1 based on the then applicable Conversion Price (taking into account any adjustment to such number of shares so issuable in accordance with Section 7.7 hereof), determined by assuming (x) initially, Compounded Returns through the September 30, 2027 Dividend Payment Date and (y) prior to the start of each successive three-year period commencing on September 30, 2027, Compounded Returns for the next three-year period following the preceding one; provided, that in no event shall the Corporation be required to reserve Common Stock in excess of its authorized Common Stock. In the event that any such reservation of shares shall be determined by the Corporation to be insufficient in light of the circumstances, the Corporation shall promptly adjust such reservation amount. In the event that the Corporation would be required to reserve Common Stock in excess of its authorized Common Stock, the Corporation will use its best efforts to increase its number of authorized shares of Common Stock as necessary to satisfy its obligations under this Certificate of Designations as promptly as reasonably practicable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable Law or governmental regulation and shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any requirements of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not close its books against the transfer of any of its Capital Stock in any manner which would prevent the timely conversion of the shares of Series B Convertible Preferred Stock.
7.6    No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to this Certificate of Designations shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock pursuant to this Certificate of Designations. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7.7    Adjustment to Conversion Price and Number of Conversion Shares. The Conversion Price shall be adjusted from time to time by the Corporation if any of the following events occurs, except that the Corporation shall not make any adjustments to the Conversion Price if Holders of the Series B Convertible Preferred Stock participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Series B Convertible Preferred Stock, in any of the transactions described in Sections 7.7(a), (b), (c), (d) or (e), without having to convert their Series B Convertible Preferred Stock, as if they held a number of shares of Common Stock equal to the number of shares of Common Stock into which the number of Shares held by such Holder are then convertible pursuant to Section 7.1 (without regard to any limitations on conversion).
(a)    Subdivisions, Combinations and Stock Dividends. If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Corporation effects a share split or share combination (in each case excluding an issuance solely pursuant to a Reorganization Event, as to which the provisions of Section 7.7(f) shall apply), the Conversion Price shall be adjusted based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CP’    =    the Conversion Price in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;
    =    the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and
OS’    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 7.7(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7.7(a) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
(b)    Rights Offerings. If the Corporation distributes to all or substantially all holders of the Common Stock any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 7.7(c) shall apply) entitling them, for a period of not more than sixty (60) calendar days after the announcement date of such distribution, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Price shall be decreased based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution;
    =    the Conversion Price in effect immediately after the close of business on such Record Date;
    =    the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;
X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y    =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.
Any decrease made under this Section 7.7(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price shall be increased to the Conversion Price that would then be in effect had the decrease with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such Record Date for such distribution had not occurred.
For purposes of this Section 7.7(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Corporation in good faith.
(c)    Distributed Property; Spin-Offs. If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions, rights, options or warrants as to which an adjustment was effected (or would be required without regard to Section 7.7(j)) pursuant to Section 7.7(a) or Section 7.7(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7.7(d) shall apply, (iii) Spin-Offs as to which the provisions set forth below in this Section 7.7(c) shall apply, (iv) except as otherwise described in Section 7.7(g), rights issued or otherwise distributed pursuant to a stockholder rights plan and (v) a distribution solely pursuant to a Reorganization Event, as to which the provisions of Section 7.7(1) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Price shall be decreased based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the close of business on the Record Date for such distribution;
    =    the Conversion Price in effect immediately after the close of business on such Record Date;
SP0    =    the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by the Corporation in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any decrease made under the portion of this Section 7.7(c) above shall become effective immediately after the close of business on the Record Date for such distribution. To the extent such distribution is not so paid or made, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock that such Share would have been convertible into at the Conversion Price in effect on the Record Date for the distribution. If the Corporation in good faith determines the “FMV” (as defined above) of any distribution for purposes of this Section 7.7(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
If the Corporation distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Reorganization Event, as to which the provisions of Section 7.7(f) shall apply; or (y) a tender offer or exchange offer for shares of the Common Stock, as to which the provisions of Section 7.7(e) shall apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price shall be decreased based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the end of the Valuation Period;
    =    the Conversion Price in effect immediately after the end of the Valuation Period;

    =    the product of (x) the arithmetic average of the Daily VWAPs per share or unit of the Capital Stock or equity interests distributed to holders of the Common Stock (determined by reference to the definitions of Daily VWAP, Trading Day and Market Disruption Event as if references therein to Common Stock (or its securities exchange ticker) were instead references to such Capital Stock or similar equity interests (or its securities exchange ticker)) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and
    =    the arithmetic average of the Daily VWAPs of the Common Stock for each Trading Day in the Valuation Period.
The decrease to the Conversion Price under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Series B Convertible Preferred Stock, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Price for such conversion. To the extent any dividend or distribution of the type described above in this Section 7.7(c) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(d)    Cash Dividends. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Price shall be adjusted based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the close of business on the Record Date for such dividend or distribution;
    =    the Conversion Price in effect immediately after the close of business on the Record Date for such dividend or distribution;
    =    the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per share the Corporation distributes to all or substantially all holders of the Common Stock.
Any decrease pursuant to this Section 7.7(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. To the extent such dividend or distribution is not so paid, the Conversion Price shall be increased, effective as of the date the Board determines not to make or pay such dividend or distribution, to be the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SPo” (as defined above), in lieu of the foregoing increase, each Holder of a Share shall receive, in respect of each such Share, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock that such Share would have been convertible into at the Conversion Price in effect on the Record Date for the distribution.

(e)    Tender and Exchange Offers. If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act (or any successor rule)), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock (determined as of the expiration time of such offer by the Corporation in good faith) exceeds the Closing Price per share of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price shall be decreased based on the following formula:

where,
    =    the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
    =    the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;
AC    =    the aggregate value, as of the time such tender or exchange offer expires, of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer (such aggregate value to be determined, other than with respect to cash, by the Corporation in good faith);
    =    the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
    =    the number of shares of Common Stock outstanding immediately after the time such tender or exchange offer expires (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
    =    the arithmetic average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The decrease to the Conversion Price under this Section 7.7(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Series B Convertible Preferred Stock, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Price for such conversion.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)    Adjustment for Reorganization Events. If there shall occur any:
(i)    recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)    consolidation, merger, combination or binding or statutory share exchange involving the Corporation;
(iii)    sale, lease or other transfer of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person; or
(iv)    other similar event,
in each case, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (a “Reorganization Event”), then following any such Reorganization Event, each share of Series B Convertible Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a Holder would have received in such Reorganization Event had such Holder converted its shares of Series B Convertible Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of such Reorganization Event (the “Reference Property”); and, in such case, appropriate adjustment shall be made in the application of the provisions set forth in this Section 7.7 with respect to the rights and interests thereafter of the Holders, to the end that the provisions set forth in this Section 7.7 (including provisions with respect to changes in and other adjustments of the Conversion Price, to the extent the Reference Property consists of property other than cash and the Holders do not participate, on an as-converted basis, in applicable events with respect thereto) and Section 9 shall thereafter be applicable in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Convertible Preferred Stock. The Corporation (or any successor thereto) shall, no later than the Business Day after the effective date of such Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that each share of Series B Convertible Preferred Stock will be convertible into under this Section 7.7(f). Failure to deliver such notice shall not affect the operation of this Section 7.7(f). The Corporation shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series B Convertible Preferred Stock in a manner that is consistent with and gives effect to this Section 7.7(f) and (ii) to the extent that the Corporation is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made (as determined by the Corporation in good faith) in the agreements governing such Reorganization Event for the conversion of the Series B Convertible Preferred Stock into the Reference Property and the assumption by such Person of the obligations of the Corporation under this Certificate of Designations.
If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then for the purposes of this Section 7.7(f), the Reference Property into which the Series B Convertible Preferred Stock shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration per share actually received by holders of Common Stock. The Corporation shall notify holders and the Transfer Agent of the weighted average as soon as practicable after such determination is made.

(g)    Stockholder Rights Plans. If the Corporation has a stockholder rights plan in effect upon conversion of the Series B Convertible Preferred Stock, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Series B Convertible Preferred Stock, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Price shall be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 7.7(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(h)    Participating Dividends. Without limitation of Section 6.4, in the event the Corporation shall make or issue, or, if earlier, fix a Record Date for the determination of holders of Common Stock entitled to receive, a dividend or distribution of cash or property (other than Common Stock) the Corporation shall simultaneously declare and pay a dividend in cash or such other property on the Series B Convertible Preferred Stock (each, a “Participating Dividend”) on a pro rata basis with the Common Stock determined on an as-converted basis assuming all Series B Convertible Preferred Stock then outstanding had been converted pursuant to Section 7 (without regard to the limitations on convertibility set forth in the first sentence of Section 7.1, but subject to the other limitations set forth therein, including Section 7.4(d)) as of immediately prior to the Record Date of the applicable dividend (or if no Record Date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined).
(i)    Rounding; Par Value. All calculations under Section 7 shall be made to the nearest 1/10,000th of a cent or to the nearest 1/10,000th of a share, as the case may be (with 5/100,000ths rounded upward). No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.
(j)    Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Corporation may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Series B Convertible Preferred Stock; (3) the effective date of any Fundamental Change; (4) the date of any Redemption Notice; (5) the date of any Mandatory Conversion Notice; and (6) the occurrence of any vote of the stockholders of the Corporation.
(k)    Certificate as to Adjustment.
(i)    Promptly following any adjustment of the Conversion Price, the Corporation shall furnish to each Holder at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder, which may be an electronic mail address) a certificate of an officer of the Corporation setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.
(ii)    As promptly as reasonably practicable following the receipt by the Corporation of a written request by any Holder, but in any event not later than thirty (30) days thereafter, the Corporation shall furnish to such Holder a certificate of an officer of the Corporation certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such Holder upon conversion of the shares of Series B Convertible Preferred Stock held by such Holder.

(l)    Notices. In the event that the Corporation shall take a record of the holders of its Common Stock (or other Capital Stock or securities at the time issuable upon conversion of the Series B Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of Capital Stock of any class or any other securities, or to receive any other security, then, unless the Corporation has previously publicly announced such information (including through filing such information with the SEC), the Corporation shall send or cause to be sent to each at the address specified for such Holder in the books and records of the Corporation (or at such other address as may be provided to the Corporation in writing by such Holder, which may be an electronic mail address) at least ten (10) calendar days prior to the applicable record date, the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent.
(m)    Non-Circumvention. For the avoidance of doubt, the adjustments provided in this Section 7.7 may not result in the Holders exceeding the Beneficial Ownership Limitation or, until such time as the Requisite Stockholder Approval has been obtained, the Conversion Share Cap per share of Series B Convertible Preferred Stock.
8.    Mandatory Conversion.
8.1    Mandatory Conversion Event. On or after the third anniversary of the Initial Issue Date, if at any time (i) the Daily VWAP of the Common Stock has been at least 200% of the Conversion Price for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Days (including the last day of such period) and (ii) the Common Stock Liquidity Conditions are satisfied, then the Corporation shall have the right (the “Mandatory Conversion Right”), exercisable at its election, to cause all or any portion of the outstanding shares of Series B Convertible Preferred Stock to convert into Common Stock on the 10th Business Day following the delivery of the Mandatory Conversion Notice, at the effective applicable Conversion Price on such 10th Business Day in accordance with Section 7 (such conversion, a “Mandatory Conversion”); provided that, the Corporation shall pay an additional amount per share of Series B Convertible Preferred Stock (payable in cash, shares of Common Stock valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election) equal to the greater of (x) the difference between (i) the Minimum Consideration as of the Relevant Date and (ii) the value (based on the Relevant Price) of the shares of Common Stock to be delivered upon such Mandatory Conversion without regard to this proviso and (y) zero.

8.2    Procedural Requirements. If the Corporation elects to exercise the Mandatory Conversion Right, all Holders of the Series B Convertible Preferred Stock subject to such Mandatory Conversion shall be sent written notice of the Corporation’s exercise of the Mandatory Conversion Right, the Mandatory Conversion Time, the calculation of any additional amount payable pursuant to the proviso to Section 8.1 and the proportion of such additional amount to be paid in cash and the proportion to be paid in shares of Common Stock and the place designated for Mandatory Conversion of such shares of Series B Convertible Preferred Stock pursuant to this Section 8.2 (such notice, the “Mandatory Conversion Notice”) (including to or through DTC and the Transfer Agent, if applicable). The Corporation shall send such notice setting forth the details and time for such conversion (the time of such conversion, the “Mandatory Conversion Time”, and the date of which shall constitute a Conversion Date in respect of the Mandatory Conversion) within fifteen (15) Business Days following the completion of the applicable thirty (30) Trading Day period referred to in Section 8.1. Prior to the Mandatory Conversion Time specified in the Mandatory Conversion Notice, each Holder shall surrender its certificate or certificates (if any) for all such shares (or, if such Holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and bond of indemnity, if requested, in each case reasonably satisfactory to the Corporation) to the Corporation at the place designated in such notice (or comply with the applicable delivery procedures of the Transfer Agent and DTC, if applicable). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the Holder or such Holder’s attorney duly authorized in writing. All rights with respect to the shares of Series B Convertible Preferred Stock converted pursuant to Section 8.1, including the rights to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the Holder or Holders thereof to surrender the certificates at or prior to such time or comply with the applicable procedures of the Transfer Agent and DTC), except only the rights of the Holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit) therefor or compliance with the applicable procedures of the Transfer Agent and DTC, as applicable, to receive the items provided for in the next sentence of this Section 8.2. As soon as practicable after the Mandatory Conversion Time but no later than the Share Delivery Date, the Corporation shall deliver, or cause to be delivered (in certificated form or through the facilities of the Transfer Agent or DTC, as applicable), to the Holder, or to its nominees, the number of full shares of Common Stock being acquired upon the conversion of the Series B Convertible Preferred Stock pursuant to this Section 8.2 based on the Accrued Value as of such date as determined in accordance with this Certificate of Designations, together with any additional amount payable in cash or shares of Common Stock pursuant to the proviso to Section 8.1; provided, that notwithstanding the foregoing, if the Corporation elects to deliver shares of its Common Stock in satisfaction of any additional amount payable pursuant to Section 8.1, subject to the listing rules of any stock exchange on which the Common Stock may then be listed, the Corporation will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock by the Share Delivery Date but shall not be in breach of its obligation to deliver such Common Stock for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares deliverable shall have lapsed. Such converted Series B Convertible Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series B Convertible Preferred Stock accordingly and restore such shares to the status of authorized but unissued shares of Preferred Stock.
8.3    Partial Mandatory Conversion. In the event that the Mandatory Conversion Right is exercised with respect to shares of Series B Convertible Preferred Stock representing less than all the shares of Series B Convertible Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Corporation or the Transfer Agent on a pro rata basis based on the then-outstanding shares of Series B Convertible Preferred Stock or, if applicable, in accordance with the applicable procedures of DTC.

9.    Fundamental Change.
9.1    Offer to Repurchase. In connection with any Fundamental Change, the Corporation shall make an offer to repurchase, at the option and election of the holder thereof, each share of Series B Convertible Preferred Stock then-outstanding (the “Fundamental Change Repurchase Offer”) at a purchase price per Share (such amount being the “Fundamental Change Repurchase Price”) equal to the greater of (x) the Minimum Consideration as of the Fundamental Change Repurchase Date and (y) an amount equal to the value a Holder would have received if they had converted a Share into shares of Common Stock on the Business Day immediately before the Fundamental Change Repurchase Date; provided that the Fundamental Change Repurchase Price may be paid in cash, shares of Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election; provided, further that the Corporation may not elect to deliver shares of its Common Stock (or other securities to be received by a holder of Common Stock in such Fundamental Change) in partial or full satisfaction of the Fundamental Change Repurchase Price, as the case may be, if the Common Stock Liquidity Conditions are not satisfied (determined, in the case of other securities, by replacing references therein to “Common Stock” with “such securities”)). The Fundamental Change Repurchase Offer must be made in the Fundamental Change Notice delivered pursuant to Section 9.2 and shall become irrevocable from the date thereof.
9.2    Notice of Repurchase.
(a)    The Corporation shall provide notice of any repurchases offered by the Corporation under Section 9.1 by delivering to the applicable Holder (including notice to or through DTC, if applicable) a written notice in accordance with Section 9.2(b) (the “Fundamental Change Notice”).
(b)    The Fundamental Change Notice shall specify (i) the time and place of repurchase and the applicable Fundamental Change Repurchase Price for the Series B Convertible Preferred Stock (or the method of determination therefor, and an illustrative calculation of such amount as if the date of the Fundamental Change Notice were the Relevant Date), (ii) the Holder’s Conversion Rights pursuant to Section 7 hereof, and (iii) the proportion of the Fundamental Change Repurchase Price the Company proposes to be paid in cash and the proportion to be paid in shares of Common Stock, and shall be delivered to each Holder at the address for such Holder last shown on the records of the Transfer Agent therefor (or such other address provided in writing by such Holder, which may be an electronic mail address), on or before the thirtieth (30th) calendar day prior to the effective date of a Fundamental Change (or if later, and subject to this Section 9, promptly after the Corporation discovers a Fundamental Change may occur). Promptly after the close of trading on the second Trading Day prior to the Fundamental Change Repurchase Date, the Company will deliver to the Holders a notice setting forth (x) the calculation of the Fundamental Change Repurchase Price and (y) the proportion of the Fundamental Change Repurchase Price the Company to be paid in cash and the proportion to be paid in shares of Common Stock, which may only be changed from the proposed proportions set forth in the Fundamental Change Notice if there is a material difference between the Fundamental Change Repurchase Price and the illustrative calculation of the Fundamental Change Repurchase Price set forth in the Fundamental Change Notice. The “Fundamental Change Repurchase Date” shall occur on the date of consummation of the Fundamental Change or, solely in the case of the Corporation discovering a Fundamental Change may occur following the thirtieth (30th) calendar day prior to the effective date thereof, if such notice is received by the holders of Series B Preferred Stock less than fifteen (15) Business Days prior to the consummation of such Fundamental Change, within fifteen (15) Business Days after the consummation of such Fundamental Change (or, if later in the case of a Fundamental Change described in clause (a) of the definition thereof, within fifteen (15) Business Days after the date on which the Corporation shall discover the occurrence of such Fundamental Change).

9.3    Payment of Fundamental Change Repurchase Price. If the funds of the Corporation legally available for the Fundamental Change Repurchase Offer by the Corporation pursuant to Section 9.1 on any Fundamental Change Repurchase Date are insufficient to repurchase all shares of the Series B Convertible Preferred Stock being repurchased by the Corporation on such date, those funds which are legally available will be used first to pay the cash portion of the Fundamental Change Repurchase Price, on a pro rata basis, to the Holders thereof based on the number of shares of Series B Convertible Preferred Stock then held, for the maximum possible number of shares of the Series B Convertible Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series B Convertible Preferred Stock to be repurchased. At any time thereafter when additional funds of the Corporation or its acquirer, as applicable, become legally available for the repurchase of the Series B Convertible Preferred Stock, such funds will be used to redeem the balance of the shares of Series B Convertible Preferred Stock which the Corporation was theretofore obligated to repurchase as provided in the immediately preceding sentence. If the Corporation elects to deliver shares of its Common Stock (or other securities) in full or partial satisfaction of the Fundamental Change Repurchase Price pursuant to Section 9.1, subject to the listing rules of any stock exchange on which the Common Stock (or such other securities) may then be listed, it will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock (or other securities) within two Business Days of the Fundamental Change Repurchase Date but shall not be in breach of its obligation to deliver such Common Stock (or other securities) for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares (or other securities) deliverable shall have lapsed. Any shares of Series B Convertible Preferred Stock the Fundamental Change Repurchase Price for which is not satisfied as of the Fundamental Change Repurchase Date as a result of the circumstances described in this Section 9.3 shall remain outstanding until such shares shall have been repurchased and the Fundamental Change Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full (and dividends shall continue to accrue on any such shares of Series B Preferred Stock that remain outstanding as set forth in Section 11).
9.4    Rights Terminated. Upon (a) surrender of the certificate or certificates representing the shares of Series B Convertible Preferred Stock being repurchased (or surrender of such shares in compliance with the procedures established by the Transfer Agent and DTC, if applicable) pursuant to this Section 9 and delivery of the Fundamental Change Repurchase Price therefor or (b) irrevocable deposit in trust by the Corporation for Holders pursuant to this Section 9 of an amount in cash and, if applicable a number of shares of Common Stock (or other securities) comprising the applicable Fundamental Change Repurchase Price for the shares of Series B Convertible Preferred Stock being repurchased on any Fundamental Change Repurchase Date, each Holder will cease to have any rights as a stockholder of the Corporation by reason of the ownership of such repurchased shares of Series B Convertible Preferred Stock (except for the right to receive the Fundamental Change Repurchase Price therefor upon the surrender of the certificate or certificates representing the repurchased shares or compliance with the procedures established by the Transfer Agent and DTC, if applicable, if such shares have not been so surrendered), and such repurchased shares of Series B Convertible Preferred Stock will not from and after the date of payment in full of the Fundamental Change Repurchase Price therefor be deemed to be outstanding.
9.5    Withdrawal Right. Each Holder shall retain the right to (a) convert shares of Series B Convertible Preferred Stock to be repurchased pursuant to this Section 9 at any time on or prior to the Fundamental Change Repurchase Date or (b) withdraw a tender of such shares in the Fundamental Change Repurchase Offer on or prior to the close of business on the Business Day immediately preceding Fundamental Change Repurchase Date; provided that, where a Holder exercises its rights under (a) or (b) above, the applicable shares of Series B Convertible Preferred Stock of such Holder shall not be repurchased pursuant to this Section 9.

9.6    No Requirement to Conduct an Offer to Repurchase Shares if the Fundamental Change Results in the Series B Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 9, the Corporation will not be required to send a Fundamental Change Notice pursuant to Section 9.2(a), or offer to repurchase or repurchase any Shares pursuant to this Section 9, in connection with a Reorganization Event that constitutes a Fundamental Change pursuant to clause (B)(b) of the definition thereof (regardless of whether such Reorganization Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Reorganization Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the shares of Series B Convertible Preferred Stock become convertible, pursuant to Section 7.7(f), into consideration that consists solely of U.S. dollars in an amount per Share that equals or exceeds the Fundamental Change Repurchase Price per Share; and (iii) the Corporation timely sends the notice relating to such Fundamental Change required pursuant to the first paragraph of Section 7.7(f), and includes, in such notice, a statement that the Corporation is relying on this Section 9.6.
9.7    Treatment of Existing Credit Agreement. Notwithstanding anything in this Certificate of Designations to the contrary but subject to the terms set forth herein, the Corporation shall not pay, and shall not be required to pay, any Fundamental Change Repurchase Price unless either (i) the Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (or equivalent term under any replacement thereof or similar facility) are fully satisfied prior to or simultaneously with such payment of the Fundamental Change Repurchase Price or (ii) any event of default or covenant breach under the Existing Credit Agreement (or any replacement thereof or similar facility) related to the occurrence of such Fundamental Change and resultant payment obligations hereunder has been duly waived pursuant to the terms of such Existing Credit Agreement (or any replacement thereof or similar facility). If the funds of the Corporation that may be paid pursuant to the Fundamental Change Repurchase Offer by the Corporation are limited pursuant to this Section 9.7, on any Fundamental Change Repurchase Date, those funds which are otherwise available will be used first to pay the cash portion of the Fundamental Change Repurchase Price, on a pro rata basis, to the Holders thereof based on the number of shares of Series B Convertible Preferred Stock then held, for the maximum possible number of shares of the Series B Convertible Preferred Stock being repurchased in accordance with the aggregate repurchase proceeds payable with respect to the shares of Series B Convertible Preferred Stock to be repurchased. At any time thereafter when and to the extent that the Existing Credit Agreement (or any replacement thereof or similar facility) permits or does not prevent such payment or delivery, such funds will be used to repurchase the balance of the shares of Series B Convertible Preferred Stock which the Corporation was theretofore obligated to repurchase but for this Section 9.7. Any shares of Series B Convertible Preferred Stock the Fundamental Change Repurchase Price for which is not satisfied as of the Fundamental Change Repurchase Date as a result of the circumstances described in this Section 9.7 shall remain outstanding until such shares shall have been repurchased and the Fundamental Change Repurchase Price therefor, as applicable, shall have been paid or set aside for payment in full (and dividends shall continue to accrue on any such shares of Series B Preferred Stock that remain outstanding as set forth in Section 11).
10.    Optional Redemption.
10.1    Right to Redeem. On or after the fifth anniversary of the Initial Issue Date, the Corporation may redeem all or any portion of the Series B Convertible Preferred Stock (any such redemption, an “Optional Redemption”) at a redemption price (the “Redemption Price”) per share equal to the greater of (x) the Minimum Consideration as of the Relevant Date and (y) an amount equal to the value (calculated based on the Relevant Price) of the number of shares of Common Stock issuable upon conversion at the Conversion Price as of such Redemption Date, which Redemption Price may be paid in cash, shares of Common Stock valued based on the Relevant Price (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or a combination thereof, at the Corporation’s election; provided that the Corporation may not pay any portion of such Redemption Price in shares of Common Stock if the Common Stock Liquidity Conditions are not satisfied. Any such Optional Redemption in part shall be for a whole number of shares of Series B Convertible Preferred Stock. Prior to any exercise of its Optional Redemption right, the Board shall have determined in good faith that there shall be no applicable legal or contractual restrictions on its ability to pay the Redemption Price on the Redemption Date.

10.2    Redemption Notice.
(a)    In case the Corporation exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Series B Convertible Preferred Stock pursuant to Section 10.1, it shall fix a date for redemption (each, a “Redemption Date”) and it shall deliver a notice of such Optional Redemption (a “Redemption Notice”) not less than 10 nor more than 60 Business Days prior to the Redemption Date to each applicable Holder (including notice to or through DTC, if applicable). The Redemption Date must be a Business Day.
(b)    Each Redemption Notice shall specify (i) the time and place of redemption and the applicable Redemption Price for the Series B Convertible Preferred Stock (or the method of determination therefor), (ii) the Holder’s Conversion Rights pursuant to Section 7 hereof, (iii) the calculation of the Redemption Price, (iv) the proportion of the Redemption Price to be paid in cash and the proportion to be paid in shares of Common Stock and (iv) in case the Series B Convertible Preferred Stock is to be redeemed in part only, the number of shares of Series B Convertible Preferred Stock to be redeemed, and shall be delivered to each Holder in accordance with Section 12.
(c)    A Redemption Notice shall be irrevocable.
(d)    If fewer than all of the outstanding shares of Series B Convertible Preferred Stock are to be redeemed pursuant to Section 10.1, the Transfer Agent shall select the shares of Series B Convertible Preferred Stock to be redeemed (which such number shall be a whole number) by lot, on a pro rata basis or by another method the Transfer Agent considers to be fair and appropriate (or as required by the procedures of DTC, if applicable). If any Series B Convertible Preferred Stock selected for partial redemption is submitted for conversion in part after such selection, the shares of Series B Convertible Preferred Stock submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.
10.3    Rights Terminated. On the applicable Redemption Date, upon delivery of (or irrevocable deposit in trust by the Corporation for Holders of shares being redeemed pursuant to this Section 10 on such Redemption Date of) an amount in cash and, if applicable, a number of shares of Common Stock (or other securities) comprising the applicable Redemption Price for the shares of Series B Convertible Preferred Stock being redeemed on such Redemption Date, each Holder will cease to have any rights as a stockholder of the Corporation by reason of the ownership of such redeemed shares of Series B Convertible Preferred Stock (except for the right to receive the Redemption Price therefor), and such redeemed shares of Series B Convertible Preferred Stock will not from and after the date of payment in full of the Redemption Price therefor be deemed to be outstanding. If the Corporation elects to deliver shares of its Common Stock in full or partial satisfaction of the Redemption Price pursuant to Section 10.1, subject to the listing rules of any stock exchange on which the Common Stock may then be listed, it will use commercially reasonable efforts to deliver to the relevant Holder such Common Stock within two Business Days of the Redemption Date but shall not be in breach of its obligation to deliver such Common Stock for any purposes hereunder until such time as the minimum notice required under such listing rules following determination of the number of shares deliverable shall have lapsed.

11.    Remedies For Nonpayment. If, on any Fundamental Change Repurchase Date or Redemption Date (or, if applicable, such later date as provided in this Certificate of Designations in relation to a Fundamental Change or Optional Redemption), all of the Shares elected to be repurchased or redeemed are not repurchased or redeemed in full by the Corporation by paying the entire applicable Fundamental Change Repurchase Price or Redemption Price then, until such shares are fully repurchased or redeemed and the aggregate Fundamental Change Repurchase Price or Redemption Price is paid in full, all of the unrepurchased or unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the Annual Dividend Rate on all of the unrepurchased or unredeemed Shares shall automatically increase by 2.00% per annum on (and effective as of) the first calendar day following the applicable Fundamental Change Repurchase Date or Redemption Date and shall continue to increase by 2.00% per annum on each anniversary thereof, up to a total Annual Dividend Rate of 15% per annum, until such time as the full Fundamental Change Repurchase Price or Redemption Price, as applicable, has been paid in full in respect of all Shares to be repurchased or redeemed; provided, further that (x) no increase to the Annual Dividend Rate hereunder shall apply to the extent that the Corporation’s failure to pay the entire applicable Fundamental Change Repurchase Price or Redemption Price on the Fundamental Change Repurchase Date or Redemption Date (or such later date as provided in this Certificate of Designations) results from the limitations set forth in Section 7.4 and (y) no increase to the Annual Dividend Rate shall be payable in respect of unrepurchased or unredeemed Shares in respect of any unpaid Fundamental Change Repurchase Price pursuant to this proviso for so long as the PIF Investor and its affiliates beneficially own and have the right to vote shares of Capital Stock of the Corporation representing a majority of the voting power of all classes of Capital Stock of the Corporation.
12.    Payments to Holders. Any payments of cash made by the Corporation to the Holders on their shares of Series B Convertible Preferred Stock shall be payable to each such Holder by certified check or wire transfer of immediately available funds to the Holder, as determined by the Corporation at the time of such payment.
13.    Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Corporation, to its office at Lucid Group, Inc., 7373 Gateway Boulevard, Newark, CA 94560 (Attention: Legal Department, E-mail: Legal@lucidmotors.com) with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301 (Attention: Thomas J. Ivey, E-mail: thomas.ivey@skadden.com and Attention: Brian D. Paulson, E-mail: brian.paulson@skadden.com) and (b) to any stockholder, at such Holder’s address at it appears in the stock records of the Corporation (which may include the records of the Transfer Agent) (or (i) in the case of Global Preferred Shares, in accordance with the applicable procedures of DTC, or (ii) at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 13).
14.    Calculations. Except as otherwise provided in this Certificate of Designations, the Corporation will be responsible for making all calculations called for under this Certificate of Designations or the Series B Convertible Preferred Stock, including determinations of the Closing Price, the Daily VWAPs, the Relevant Price, the Minimum Consideration, the Accrued Value and accrued dividends on the Series B Convertible Preferred Stock, the Conversion Price (including any adjustments to the Conversion Price), any Redemption Price, the Conversion Share Cap, any Fundamental Change Repurchase Price and the Voting Cap (including any adjustments to the Minimum Price). The Corporation will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.
15.    Amendment and Waiver. Any provision of this Certificate of Designations may be amended, modified or waived only by an instrument in writing executed by the Corporation and the Required Holders, and any such written amendment, modification or waiver will be binding upon the Corporation and each Holder and each transferee or successor of each Holder.

16.    Book-Entry Form. Shares of the Series B Convertible Preferred Stock may be issued (or reissued) in the form of one or more global certificates (“Global Preferred Shares”) to be deposited on behalf of one or more Holders thereof with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or its nominee; provided that any beneficial interest in Series B Convertible Preferred Stock held by an affiliate of the Corporation, within the meaning of Rule 144, shall be assigned a separate CUSIP number at any time such interest is held in the form of Global Preferred Shares. The number of shares of Series B Convertible Preferred Stock represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC to reflect such changes as provided for herein. Members of, or participants in, DTC shall have no rights under the terms of the shares of Series B Convertible Preferred Stock with respect to any Global Preferred Shares held on their behalf by DTC or any custodian of DTC or under such Global Preferred Shares, and DTC may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its members and participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.
17.    Tax Treatment. The Corporation and each Holder, by its acceptance of any Shares hereunder, agree that (i) the Series B Convertible Preferred Stock is intended to be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder, and (ii) it will not take any positions or actions inconsistent with such treatment (including in tax filings) unless otherwise required following an audit in which the foregoing treatment was diligently defended.
18.    Severability. If any provision or provisions in this Certificate of Designations shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by Law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions in this Certificate of Designations and the application of such provision or provisions to other persons or entities and circumstances shall not be in any way affected or impaired thereby and the invalid, illegal or unenforceable provision or the application thereof shall be modified in a manner that is valid, legal and enforceable and gives effect as nearly as is practicable to the intent of the invalid, illegal or unenforceable provision or the application thereof.
19.    Facts Ascertainable. When the terms of this Certificate of Designations refer to a specific agreement or other document or a decision by any body, person or entity to determine the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor.
20.    Counterparts. This Certificate of Designations may be executed in any number of copies. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Certificate of Designations by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations of the Series B Convertible Preferred Stock this 16th day of August.

LUCID GROUP, INC.

By:	/s/ Gagan Dhingra
Name:	Gagan Dhingra
Title:	Interim Chief Financial Officer
[Signature Page to Series B Convertible Preferred Stock Certificate of Designations]